UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 1, 2016

Ferro Corporation

__________________________________________

(Exact name of registrant as specified in its charter)

Ohio	001-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6060 Parkland Boulevard Suite 250, Mayfield Heights, Ohio		44124
_______________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-875-5600

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Benjamin Schlater as Chief Financial Officer

On September 2, 2016, Ferro Corporation (the “Company”) announced that its Board of Directors (the “Board”) has appointed Benjamin Schlater as its Vice President and Chief Financial Officer, effective September 1, 2016.

Mr. Schlater, age 40, has served as the Company’s Vice President, Corporate Development and Strategy since September 2015.  Prior to joining the Company, Mr. Schlater was Treasurer and head of corporate development, strategic and financial planning and risk management at Veyance Technologies, a global manufacturing company, from August 2007 to May 2015.  Prior to Veyance, Mr. Schlater was a Managing Director at FTI Consulting, focused on financial and strategic advisory services for large multinational companies, and prior to FTI Consulting, Mr. Schlater was a manager at PricewaterhouseCoopers, an accounting firm, in its corporate finance practice.

Mr. Schlater will be entitled to receive the following compensation in connection with his service as Vice President and Chief Financial Officer of the Company:

•	Increased base salary from $333,120 per year to $400,000 per year;
•	Increased target annual incentive opportunity as a percentage of base salary from 40% to 60%; and
•	Increased long-term incentive opportunity as a percentage of base salary from 67% to 125%.

On September 1, 2016, Mr. Schlater received a grant of $20,000 of restricted share units (“RSUs”), $30,000 of nonstatutory stock options (“Options”) and $50,000 of performance share units (“PSUs”) under the Ferro Corporation 2013 Omnibus Incentive Plan.  The RSUs generally vest on the third anniversary of the grant date and are subject to a two-year holding period.  The Options generally vest with respect to one-third of the Options granted on each of the first three anniversaries of the grant date.  The PSUs generally can be earned from 0% to 200% based on the achievement of certain performance targets during the performance period.

Pursuant to the Company’s Executive Separation Policy (the “Separation Policy”), Mr. Schlater will be eligible for severance pay and benefits under the Separation Policy (generally severance pay and benefits consisting of (1) 18 months of base salary, (2) 1.5 times “target” annual incentive for the year of termination, (3) a pro-rata earned annual incentive for the year of termination, (4) up to 18 months of continued health coverage and (5) up to $10,000 in outplacement services for up to one year.

The Company also has agreed to replace its September 1, 2015 Change in Control Agreement with Mr. Schlater with a new Change in Control Agreement. Pursuant to the new Change in Control Agreement, if Mr. Schlater’s employment is terminated for any reason in the two years following a change in control or in certain circumstances, following a potential change in control, other than by the Company for cause, by reason of Mr. Schlater’s death or retirement or by Mr. Schlater without good reason, the Company would be obligated to:

•	Pay Mr. Schlater a lump sum severance payment equal to two times his full year’s compensation (base salary plus annual incentive at a target level) (the “Termination Payment”);
•	Provide Mr. Schlater with continued participation in the Company’s employee benefit programs for up to 24 months;
•

Provide Mr. Schlater a lump sum amount in cash equal to the pro rata portion of his target annual incentive for the year of termination plus, if Mr. Schlater has not yet then been paid his annual incentive for the year immediately preceding the year of termination, Mr. Schlater’s target annual incentive for that preceding year;

•

Pay Mr. Schlater a lump sum amount in cash equal to the sum of (1) the present value of the excess of the benefits that would have been paid or payable to Mr. Schlater under any defined-benefit retirement plan that Mr. Schlater participates in if he had remained employed by the Company for an additional 24 months over the benefits that are payable as of termination plus (2) the contributions that the Company would have been required to make under any defined-contribution retirement plan over the 24 months following termination;

•	Provide up to $50,000 in outplacement services for up to two years; and
•	Maintain Mr. Schlater’s indemnification insurance for at least four years.

In addition, pursuant to the terms of the new Change in Control Agreement, after a change in control occurs, the Company will be obligated to pay to Mr. Schlater an amount in cash for each grant of performance shares previously awarded to Mr. Schlater for any performance period that had not expired before the change in control (even if the performance period has not been completed as of the date of the change in control and regardless of whether or not Mr. Schlater’s employment were terminated).

Appointment of James Barna as Chief Accounting Officer

On September 1, 2016, the Company appointed James Barna, its Controller, as its Controller and Chief Accounting Officer, effective immediately.

Mr. Barna, age 37, has served as the Company’s Corporate Controller since June 2012.  Prior to that, Mr. Barna served as the Company’s Director, External Reporting beginning in December 2011.  Prior to joining the Company, Mr. Barna spent nine years at PricewaterhouseCoopers, an accounting firm, where he worked with a number of public and private companies providing accounting, transaction advisory and assurance services.

Departure of Jeffrey L. Rutherford as Chief Financial Officer

On September 1, 2016, Jeffrey L. Rutherford stepped down from his position as Vice President and Chief Financial Officer, effective immediately.

The Company and Mr. Rutherford are expected to enter into a retention agreement pursuant to which Mr. Rutherford will continue to receive his base salary and will continue to be entitled to participate in the benefit programs for which substantially all employees of the Company are from time to time generally eligible, in exchange for Mr. Rutherford’s provision of services to the Company between September 2, 2016 and December 31, 2016.  In connection with his stepping down as Vice President and Chief Financial Officer of the Company, on December 31, 2016, Mr. Rutherford’s employment will be terminated, and he will be entitled to receive severance pay and benefits under the Separation Policy as a termination without cause, provided that Mr. Rutherford satisfies certain conditions, including executing a separation agreement, in connection with which Mr. Rutherford will release claims against the Company and agree to certain customary restrictive covenants with respect to confidentiality, non-competition, non-solicitation and non-disparagement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FERRO CORPORATION

By:	/s/ Mark H. Duesenberg
Name: Mark H. Duesenberg
Title: Vice President, General Counsel and Secretary

Dated: September 2, 2016